CONSENT OF COUNSEL

We consent to the reference to our Firm under the caption "Legal Opinions" in the Prospectus which forms a part of the Registration Statement.

/S/ BLAZZARD, GRODD & HASENAUER, P.C.

Blazzard, Grodd & Hasenauer, P.C.


February 2, 1998